 Oplink Corporate Overview8/19/14Joe LiuChairman & CEOShirley YinEVP & CFO

 © 2014 Oplink Communications, Inc. All rights reserved.  Safe Harbor Statements  This presentation contains forward-looking statements that involve risks and uncertainties that may cause Oplink’s actual results to differ substantially from expectations. You are encouraged to refer to the “Risk Factors” sections of Oplink’s annual and quarterly reports filed with the Securities and Exchange Commission for details regarding such risks and uncertainties.Except as set forth in the paragraph immediately below regarding financial guidance, the forward-looking statements made during this presentation represent Oplink’s outlook only as of the date of this presentation, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise. Oplink’s outlook regarding its expected results for the quarter ending September 28, 2014 was provided in its press release issued on August 7, 2014 and during the earnings conference call held on that date. Nothing in this presentation is intended to, nor shall it be deemed to, confirm, revise or in any way update that outlook.   *

 © 2014 Oplink Communications, Inc. All rights reserved.  A leading optical communications solution provider offering components, modules & subsystems to Telecom, Datacom, CATV system & internet companies  About Oplink  Actives • Passives(Components & Modules)  Subsystems(Circuit Packs & Subsystems)  *

 © 2014 Oplink Communications, Inc. All rights reserved.  *  Top Tier Customers  US & Canada  Asia  Europe

Broad Optical Networking Infrastructure Offerings



Transmission (Actives)

- 100G Metro DWDM 4x28G CFP
- 100G 4x25 LR4 CFP2
- 10G xWDM XFP and SFP+
- 10GbE SFP+/XFP
- GbE/2.5G/4G xWDM TDM SFP
- 2.5G/6G/10G BiDi SFP
- Video SDI SFP
- Analog TX, RF RX

Bandwidth Creation

- Thermal AWG
- Athermal AWG
- 50G DWDM
- 100G DWDM
- 200G DWDM
- Fixed OADM
- CWDM
- Compact CWDM
- Band WDM
- Interleavers
- PLC splitter
- Wavelength Locker

Amplification

- EDFA
- EDFA array
- Gain block
- Raman module
- Mini single channel EDFA for 100G TPDR
- CATV high power EDFA
- Complete suite of Amp passive components: isolators, fused comps, PM, GFF, depolarizer, VOA, PD, hybrid

Bandwidth Management

- ROADM linecard
- RayDirector® WSS: 1x2/1x4/1x9
- MxN Multicast Switch
- OCM: flexible grid, multiport
- Tunable filter
- Switches, 1xN
- Circulators
- VOA, VMUX
- Power monitor
- PBS for coherent detection

Interconnect

- Connectors & adapters: LC, SC, FC, MU, MPO; lockable SC/LC adapter
- Fixed attenuators: LC, SC, FC, MU
- Air blown fiber
- Jumpers and fanouts
- Patch panels: high density, 1RU/2RU, termination box, ODF

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 © 2014 Oplink Communications, Inc. All rights reserved.  *  Oplink’s Value Proposition  ComponentsProven superior performance and quality   ModulesCompact Plug-n-Play solutions offering more features, performance and value  Subsystems OMSVertically integrated total design and manufacturing solutions (HW & SW) add intelligence and reduce customer OpEx and CapEx

 © 2014 Oplink Communications, Inc. All rights reserved.  *  Oplink’s Global Presence  Fremont, CA(HQ)  Shanghai(Coating)  Zhuhai(Mfg, R&D, S&M)  Wuhan (R&D, IoT)  Hsinchu (R&D)  Taipei (Emit)  Fremont, CA; HeadquartersZhuhai FTZ, China; Head Office, R&D, Mfg.Wuhan, China; OMS, TRx R&D, and IoTShanghai, China; Optical Coating LabTaipei, Taiwan; Emit Office/R&D/Pilot

 © 2014 Oplink Communications, Inc. All rights reserved.  Market Opportunities  *  ROADM  $4.5B global revenue for WDM ROADM optical equipment in 2013, 13% CAGR thru 2018, fastest-growing segment of optical transportCDC ROADM rollout provides a near-term boost  Long Haul& Metro100G  $2B worldwide spending in 2013, 3x Y/Y, 20% of all WDM spending$4B Metro 100G by 2018, <$500M in 2014, inflection point in 2015  4G/LTE Upgrade in China  $12B CapEx on 4G/LTE, 500,000 base stations, by China Mobile in 2014; followed by China Unicom and China Telecom  Data Center  Data center expansion continues to soar; leading players spent $27B in 2013$1.6B GbE/10/40/100G transceivers in 2014, 10% CAGR for 2014-2018  Source: Infonetics. LightCourting and company research

Technology Highlights

- **Well-positioned for developing the next-generation colorless directionless and contentionless (CDC) ROADM and Edge ROADM with essential building blocks**
  - RayXpress® Wavelength Selective Cross-connect (WSX)
  - RayDirector® Wavelength Selective Switch (WSS)
  - EDFA array
  - Raman module
  - Twin multicast switch
  - Optical channel monitor
  - OSC transceiver
  - Fiber shuffle
- **Coherent detection PM components**
- **Focused on developing high-growth 4G wireless and data center transceivers**
  - Best-in-class wide-temperature range performance for 4G/LTE wireless applications
  - First-to-market 4x28G DWDM CFP with direct detection and digital signal processing

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Investment Thesis

- A leading provider of comprehensive passive components, modules and subsystems
- A focused player in 10/40/100G CWDM/DWDM transceivers addressing Telecom Transport, Switch, 4G Wireless Back Haul & Data Center markets
- A leading circuit pack design & manufacturing supplier serving the fastest-growing Metro 100G transport, switching (ROADM) and amplification market
- Participating on fast Web 2.0 datacenter expansion
- Vertically integrated R&D, manufacturing, service and logistics to provide cost & margin advantages
- Solid Financials with 5+ Consecutive Years of Non-GAAP Profitability
- Stable Management Team

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© 2014 Oplink Communications, Inc. All rights reserved.  *  Financial Results (Non-GAAP)  ($Millions)

 © 2014 Oplink Communications, Inc. All rights reserved.  *  Cash Flow

 © 2014 Oplink Communications, Inc. All rights reserved.  *  Solid Balance Sheet

 © 2014 Oplink Communications, Inc. All rights reserved.  *  Reconciliation of GAAP to Non-GAAP Financial Measures

 © 2014 Oplink Communications, Inc. All rights reserved.  *  Thank You  Oplink Communications, Inc.46335 Landing Parkway, Fremont, California 94538T: (510) 933-7200 www.oplink.com  OPLINK